EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Michelle Clemente	Gary Hanson
(602) 286-1533	(602) 286-1777

Jeffrey S. Beyersdorfer
(602) 286-1530

WESTERN REFINING LOGISTICS, LP TO PARTICIPATE IN THE
NAPTP 2015 MLP ANNUAL CONFERENCE

EL PASO, Texas - May 19, 2015 - Western Refining Logistics, LP (NYSE:WNRL) today announced that Partnership management will participate in in the National Association of Publicly Traded Partnerships (NAPTP) 2015 MLP Annual Conference in Orlando, Florida on Wednesday, May 20, 2015. The presentation is currently scheduled for 3:30 p.m. EDT and will be webcast live. A link to the live webcast and presentation materials will be available on the Investor Relations section of Western Refining Logistics’ website at www.wnrl.com beginning May 20, 2015, and will remain available in accordance with the Partnership’s investor presentation archive policy.

About Western Logistics, LP
Western Refining Logistics, LP is principally a fee-based, growth-oriented master limited partnership formed by Western Refining, Inc. (NYSE: WNR) to own, operate, develop and acquire terminals, storage tanks, pipelines and other logistics assets related to the terminalling, transportation and storage of crude oil and refined products. Headquartered in El Paso, Texas, Western Refining Logistics, LP's assets include approximately 300 miles of pipelines, approximately 8.1 million barrels of active storage capacity, distribution of wholesale petroleum products and crude oil trucking.

More information about Western Refining Logistics, LP is available at www.wnrl.com.